UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2015

OMEGA BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55216	33-1225672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Interbay Blvd, Tampa, FL	33611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813-514-1839

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Effective April 24, 2015, James Dickson resigned as President, Chief Executive Officer, and as a Director of our company. Effective April 27, 2015, Michael Gibbons resigned as a Director of our company. Neither Mr. Dickson’s nor Mr. Gibbons’ resignation was the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with the resignation of Mr. Gibbons, Richard D. Russell was appointed as our President, Chief Executive Officer, and as sole director of our board of directors. There is no understanding or arrangement between Mr. Russell and any other person pursuant to which Mr. Russell was selected as a director. Mr. Russell does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Richard D. Russell – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

Richard D. Russell has served as Chief Financial Officer, Treasurer and Secretary of Omega Brands Inc. since June 20, 2014. Mr. Russell is a management consultant with over 25 years of experience in corporate finance and accounting. Since October, 2013, he has served as Chief Financial Officer and Vice-President of Mission Health Communities, a premier provider of Senior Living and Skilled Rehabilitation Communities in the US. Prior to that, from February, 2010 to June, 2013 he served as head of internal audit at Cott Corporation (NYSE:COT, TSX: BCB), a leading supplier of private label carbonated soft drinks distributing to Canada, the United States, Mexico, the United Kingdom, and Europe. At Cott, he also served as assistant corporate controller beginning in November 2007 to February 2010. Mr. Russell was responsible for overseeing overall financial integrity, public reporting, corporate compliance, accounting and due diligence for acquisitions. He was instrumental in a number of debt and equity investments at Cott, including a $500 million acquisition that allowed Cott to grow to a $2.2 billion company. Prior to 2007 Mr. Russell gained a range of public sector experience in diverse industries, including positions at Quality Distribution Inc. (Director of Financial Reporting 2005-2007), Danka Business Systems PLC (Director, Financial Reporting 2001-2004), Media General, Inc. (Director of Accounting, 1996-2001), and Ernst & Young (1984 - 1989), where he was a key member of their finance and accounting teams while also providing due diligence and integration services for various acquisitions. Mr. Russell holds a B.S. in Accounting and a Masters in Tax Accounting from the University of Alabama and an M.B.A. from the University of Tampa, and he is a Certified Public Accountant in Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA BRANDS INC.

/s/ Richard Russell
Richard Russell
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Date: April 29, 2015